[EXHIBIT 3.3]


   CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
                DVBS, INC. a Nevada Corporation

We the undersigned Michael Meyer, President and Lawrence S.
Lotman, Secretary of DVBS, INC. do hereby certify:

That the Board of Directors of said corporation by written consent dated October 25, 2000, adopted a resolution to amend the original Articles of Incorporation as previously amended as follows:

Article I. is hereby amended to read as follows:


Name of Corporation: Pervasys, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 24,403,050; that the said change and amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Michael Meyer
------------------------------
Michael Meyer, President


Date:  November 6, 2000


/s/ Lawrence S. Lotman
------------------------------
Lawrence S. Lotman, Secretary


Date:  November 6, 2000



Province of British Columbia


County of Vancouver



     WITNESS MY HAND AND OFFICIAL SEAL

     /s/[Illegible]
     -------------------------------------
     Notary Public




   CECIL F. ASH BARRISTER & SOLICITOR, 230-11180 VOYAGEUR WAY
             RICHMOND. BC. V6X 3M1 PHONE: 273-9111